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                                                                    EXHIBIT 4.17

                              FIRST AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT

          AMENDMENT, dated May 2, 2000 (this "Amendment Agreement"), among
                                              -------------------
Outboard Marine Corporation, a Delaware corporation (the "Company"), Quantum
                                                          -------
Industrial Partners LDC, a Cayman Islands limited duration company ("QIP"),
                                                                     ---
Greenlake Holdings II LLC, a Delaware limited liability company ("Greenlake
                                                                  ---------
II"), Greenlake Holdings III LLC, a Delaware limited liability company

("Greenlake III") and Greenmarine Holdings LLC, a Delaware limited liability
  -------------
company ("Greenmarine") to that certain REGISTRATION RIGHTS AGREEMENT, dated
          -----------
January 28, 2000 (the "Existing Agreement"), among the Company, QIP, Greenlake
                       ------------------
II, and Greenmarine. Unless otherwise set forth in this Amendment Agreement, capitalized terms have the respective meanings assigned to them in the Existing Agreement.

          WHEREAS, the Company, QIP, Greenlake II and Greenmarine entered into the Existing Agreement in connection with the acquisition by QIP and Greenlake II on January 28, 2000 of an aggregate of 650,000 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred
                                                              ------------------
Stock"), and warrants (the "Existing Warrants") to purchase an aggregate of
-----                       -----------------
5,750,000 shares of the Company's Common Stock in order to grant to the holders of such securities registration rights with respect thereto; and

          WHEREAS, the Company proposes to issue and sell to QIP and Greenlake III or their affiliates $15,000,000 aggregate principal amount of the Company's Subordinated Notes due June 1, 2000 (the "Subordinated Notes"), and warrants
                                          ------------------
(the "New Warrants") to purchase an aggregate of 330,000 shares of the Company's
      ------------
Common Stock pursuant to the terms of a Subordinated Note and Warrant Purchase Agreement, dated the date hereof (the "Subordinated Notes Purchase Agreement"),
                                       -------------------------------------
among the Company, QIP and Greenlake III; and

          WHEREAS, the Subordinated Notes are convertible, under certain circumstances, into shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"); and
                                      ------------------------

          WHEREAS, in order to induce each of QIP and Greenlake III to purchase the Subordinated Notes and New Warrants from the Company, the Company has agreed to amend the Existing Agreement to grant registration rights with respect to the shares of Common Stock issuable upon exercise of the New Warrants or upon conversion of the shares of Series B Preferred Stock;

          WHEREAS, the Existing Agreement provides that the Existing Agreement may amended by an amendment in writing signed by the Company and the
Stockholders holding Registrable Securities representing at least a majority of the aggregate number of Registrable Securities owned by all of the Stockholders; and
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                                                                               2

          WHEREAS, QIP, Greenlake II and Greenmarine hold, in the aggregate, in excess of a majority of the aggregate number of Registrable Securities owned by all of the Stockholders;

          NOW, THEREFORE, the Company, QIP, Greenlake II, Greenlake III and Greenmarine hereby agree to amend the Existing Agreement as follows:

          1.   Amendments to Section 1 of the Existing Agreement (Definitions).
               ---------------------------------------------------------------

               (a) Section 1 of the Existing Agreement is hereby amended to add the following additional definitions:


                    "Amendment Agreement" means the Amendment Agreement, dated
                     -------------------
     May 2, 2000, among the Company, QIP, Greenlake II, Greenlake III and Greenmarine, amending that certain Registration Rights Agreement, dated January 28, 2000, among the Company, QIP, Greenlake II, and Greenmarine.

                    "Existing Agreement" is defined in the preamble to the
                     ------------------
     Amendment Agreement.

                    "Existing Warrants" is defined in the first recital of the
                     -----------------
     Amendment Agreement.

                    "Greenlake II" is defined in the preamble to the Amendment
                     ------------
     Agreement.

                    "Greenlake III" is defined in the preamble to the Amendment
                     -------------
     Agreement.

                    "New Warrants" is defined in the second recital of the
                     ------------
     Amendment Agreement.

                    "Series A Preferred Stock" is defined in the first recital
                     ------------------------
     of the Amendment Agreement.

                    "Series B Preferred Stock" is defined in the third recital
                     ------------------------
     of the Amendment Agreement.
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                                                                               3

                    "Subordinated Notes" is defined in the second recital of the
                     ------------------
     Amendment Agreement.

                    "Subordinated Notes Purchase Agreement" is defined in the
                     -------------------------------------
     second recital of the Amendment Agreement.

               (b) Section 1 of the Existing Agreement is hereby further amended by substituting the following definitions for the definition of such terms contained in the Existing Agreement:

                    "Preferred Stock" means the shares of the Company's Series A
                     ---------------
     Preferred Stock and Series B Preferred Stock.

                    "Registrable Securities" means each of the following: (a)
                     ----------------------
     any and all shares of Common Stock owned by the Designated Holders after giving effect to the consummation of the transactions contemplated by the Subordinated Notes Purchase Agreement or issued or issuable to such Designated Holders upon conversion of shares of Preferred Stock (including, without limitation, shares of Common Stock issued or issuable upon conversion of any shares of Series B Preferred Stock which may be issued upon conversion of the Subordinated Notes) or exercise of the Warrants and
     (b) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock issuable upon conversion, exercise or exchange thereof.

                    "Stockholders" means each of QIP, Greenlake II, Greenlake
                     ------------
     III and Greenmarine and any transferee of any of them to whom Registrable Securities are transferred in accordance with Section 10(f) of this Agreement.

                    "Stockholders' Agreement" means the Stockholders' Agreement,
                     -----------------------
     dated January 28, 2000, among the Company, QIP and Greenlake II, as the same may be amended from time to time.

                    "Warrants" means the Existing Warrants and the New Warrants.
                     --------

          2.   Amendments to Section 10 of the Exiting Agreement
               -------------------------------------------------
(Miscellaneous).
---------------

               (a)  Section 10(k) of the Existing Agreement is hereby amended and restated to read in its entirety as follow:
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                                                                               4

                    (k)  Entire Agreement.  This Agreement is intended by the
                         ----------------
     parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and in the Stock Purchase Agreement, the Subordinated Notes Purchase Agreement and the Stockholders' Agreement.
     This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

               (b) Section 10(m) of the Existing Agreement is hereby amended and restated to read in its entirety as follow:

                    (m)  Other Agreements.  Nothing contained in this Agreement
                         ----------------
     shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Stock Purchase Agreement, the Subordinated Notes Purchase Agreement or the Stockholders' Agreement.

          3.   Miscellaneous.
               -------------

               3.1  Headings.  The headings in this Amendment Agreement are for
                    --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               3.2  GOVERNING LAW.  THIS AMENDMENT AGREEMENT SHALL BE GOVERNED
                    -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

               3.3  Continuation of Existing Agreement.  Any reference in the
                    ----------------------------------
Existing Agreement to "this Agreement" of "hereof" or using words of similar meaning, shall be deemed to refer to the Existing Agreement as amended by this Amendment Agreement. Except as specifically amended hereby, the Existing Agreement shall continue in full force and effect in accordance with its terms.


                 [Remainder of Page Intentionally Left Blank]
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                                                                               5

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment Agreement on the date first written above.


                      OUTBOARD MARINE CORPORATION


                      By: /s/ Eric T. Martinez
                          --------------------------------------
                          Name: Eric T. Martinez
                          Title: Interim CFO and Vice President and Treasurer


                      QUANTUM INDUSTRIAL PARTNERS LDC


                      By: /s/ Michael C. Neus
                          --------------------------------------
                      Name: Michael C. Neus
                      Title: Attorney-In-Fact


                      GREENLAKE HOLDINGS II LLC


                      By: /s/ Gary K. Duberstein
                          --------------------------------------
                      Name: Gary K. Duberstein
                      Title: Vice President


                      GREENLAKE HOLDINGS III LLC


                      By: /s/ Gary K. Duberstein
                          --------------------------------------
                    Name: Gary K. Duberstein
                      Title: Vice President


                      GREENMARINE HOLDINGS LLC

                      By: /s/ Michael C. Neus
                          --------------------------------------
                      Name: Michael C. Neus
                      Title: Attorney-In-Fact